Exhibit 99.1

Fortress Reports Third Quarter 2015 Results and Announces Dividend of $0.08 per Share

New York, NY. October 29, 2015 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its third quarter 2015 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the third quarter of 2015

•	Management Fee Paying Assets Under Management (“AUM”) of $74.3 billion as of September 30, 2015, an increase of 3% from the previous quarter and an increase of 13% from September 30, 2014

•	GAAP net loss of $26 million, or $(0.07) per diluted Class A share, for the third quarter of 2015, compared to GAAP net income of $17 million, or $0.02 per diluted Class A share, for the third quarter of 2014

•	GAAP net income of $66 million, or $0.09 per diluted Class A share, for the nine months ended September 30, 2015, compared to GAAP net income of $99 million, or $0.17 per diluted Class A share, for the nine months ended September 30, 2014

•	Pre-tax distributable earnings (“DE”) of $69 million, or $0.15 per dividend paying share, for the third quarter of 2015, compared to pre-tax DE of $55 million, or $0.12 per dividend paying share for the third quarter of 2014

•	Pre-tax DE of $261 million, or $0.58 per dividend paying share, for the nine months ended September 30, 2015, compared to pre-tax DE of $323 million, or $0.72 per dividend paying share, for the nine months ended September 30, 2014

•	Net cash and investments of $1.4 billion, or $3.06 per dividend paying share, as of September 30, 2015

•	$0.9 billion of gross embedded incentive income across funds and permanent capital vehicles as of September 30, 2015, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $8.8 billion as of September 30, 2015, including $5.8 billion available for general investment purposes

•	Post quarter end, announced agreement to repurchase 56.8 million Class A equivalent shares at a price of $4.50 per share, representing approximately 13% of dividend paying shares outstanding

BUSINESS HIGHLIGHTS & DEVELOPMENTS

•	Raised $8.8 billion of capital across alternative investment businesses and recorded $1.7 billion of net client inflows for Logan Circle during the first nine months of 2015

•	Added $3.0 billion of AUM after becoming co-manager with Mount Kellett Capital Management LP (“Mount Kellett”) of the Mount Kellett investment funds and related accounts (the “Mount Kellett Funds” or “co-managed funds”)

•	Post quarter end, Fortress Japan Opportunity Fund (“FJOF”) III expected to close at its targeted cap of approximately $1.1 billion

•	Post quarter end, announced the closing of the Fortress Macro Funds and related managed accounts (the “Fortress Macro Funds”); as of September 30, 2015, the Fortress Macro Funds accounted for approximately 2% of total Fortress AUM and had generated a year-to-date pre-tax DE loss of $8 million

•	Investment performance summary as of September 30, 2015:

•	Annualized inception-to-date net IRRs for FCO, FCO II and FCO III of 24.7%, 16.8% and 10.8%, respectively

•	Third quarter and year-to-date 2015 net returns of 0.3% and 4.9%, respectively, for Drawbridge Special Opportunities Fund (“DBSO”) LP

•	15 of 16 Logan Circle strategies have outperformed respective benchmarks since inception

“It has been a very active and productive year for Fortress,” said Chief Executive Officer Randal Nardone. “We closed the third quarter with record assets under management, more new commitments to our alternative strategies through September than in any full year since 2007, and embedded value in our funds and on our balance sheet that now represents over 70% of our share price today. These results underscore the strength of our core businesses, and potential for significant earnings upside in future periods.”

“Our recently announced agreement to repurchase nearly 57 million Fortress shares represents a very positive use of capital that will provide ongoing economic benefit to shareholders. We remain committed to distributing substantially all of our after-tax DE to shareholders as dividends, or in the event additional opportunities arise, as buybacks.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners. The table below summarizes Fortress’s operating results for the three and nine months ended September 30, 2015. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	3Q	2Q	3Q	% Change		YTD	YTD	% Change
	2015	2015	2014	QoQ	YoY	2015	2014	YoY
(in millions, except per share amount)
GAAP
Revenues	$264	$308	$243	(14)%	9%	$799	$761	5%
Expenses	224	258	234	(13)%	(4)%	811	682	19%
Other Income (loss)	(62)	(51)	11	N/A	N/A	95	48	97%
Net income (loss)	(26)	5	17	N/A	N/A	66	99	(33)%
Net income (loss) attributable to Class A Shareholders	(14)	3	6	N/A	N/A	24	40	(41)%

Per diluted share	$(0.07)	$0.00	$0.02	N/A	N/A	$0.09	$0.17	(47)%

Weighted average Class A shares outstanding, diluted	216	449	221			222	457

Distributable Earnings
Fund management DE	$67	$133	$67	(50)%	0%	$251	$230	9%
Pre-tax DE	69	137	55	(50)%	25%	261	323	(19)%

Per dividend paying share/unit	$0.15	$0.30	$0.12	(50)%	25%	$0.58	$0.72	(19)%

Weighted average dividend paying shares and units outstanding	454	454	442			453	451

Assets Under Management
Private Equity and Permanent Capital	$16,091	$16,535	$14,198	(3)%	13%	$16,091	$14,198	13%
Credit[1]	17,426	14,491	13,223	20%	32%	17,426	13,223	32%
Liquid Markets[2]	7,367	7,377	7,529	0%	(2)%	7,367	7,529	(2)%
Logan Circle	33,446	33,564	31,096	0%	8%	33,446	31,096	8%

Total Assets Under Management	$74,330	$71,967	$66,046	3%	13%	$74,330	$66,046	13%

CONSOLIDATED GAAP RESULTS

Fortress recorded a GAAP net loss of $26 million, or $(0.07) per diluted Class A share, for the third quarter of 2015, compared to GAAP net income of $17 million, or $0.02 per diluted Class A share, for the third quarter of 2014. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year decrease in Fortress’s third quarter 2015 GAAP net income was primarily driven by a $73 million decrease in other income, partially offset by a $21 million increase in revenues and an $11 million decrease in expenses. The decrease in other income was primarily related to a $61 million net decrease in earnings from equity method investees primarily related to investments in our alternative investment funds. The increase in revenues was primarily related to higher incentive income and expense reimbursements from affiliates while the decrease in expenses was primarily related to lower compensation and benefits expense.

[1]	The Assets Under Management presented for Credit includes AUM related to co-managed funds in 2015, which was $3,018 million as of 3Q 2015.
[2]	The Assets Under Management presented for Liquid Markets includes AUM related to Fortress’s affiliated manager platform (“Affiliated Managers”) in 2015, which was $4,456 million as of 3Q 2015.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of September 30, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Assets Under Management[3]	$74,330	$9,195	$6,896	$7,367	$9,070	$8,356	$33,446
Dry Powder	$8,795	$736	$—	N/A	$332	$7,727	N/A
Average Management Fee Rate[4]		1.2%	1.4%	1.5%	2.0%	1.3%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[5]	$20,635	$942	$3,431	$81	$5,531	$10,596	$54
Undistributed Incentive Income: Unrecognized	$938	$26	$25	$5	$64	$818	$—
Undistributed Incentive Income: Recognized	45	—	1	—	44	—	$—

Undistributed Incentive Income[6]	$983	$26	$26	$5	$108	$818	$—

	Three Months Ended September 30, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Third-Party Capital Raised	$204	$—	$—	$48	$—	$156	$—

Segment Revenues
Management fees	$151	$29	$27	$16	$37	$29	$13
Incentive income	70	—	(1)	—	1	70	—

Total	221	29	26	16	38	99	13
Segment Expenses
Operating expenses	(112)	(13)	(16)	(20)	(21)	(29)	(13)
Profit sharing compensation expenses	(37)	—	1	(1)	(1)	(36)	—

Total	(149)	(13)	(15)	(21)	(22)	(65)	(13)
Earnings From Affiliated Managers	2	—	—	2	—	—	—
Principal Performance Payments	(7)	—	(3)	—	(3)	(1)	—

Fund Management DE	$67	$16	$8	$(3)	$13	$33	$—

Net Investment Income[7]	2	—	—	(1)	—	5	—

Pre-tax Distributable Earnings	$69	$16	$8	$(4)	$13	$38	$—

[3]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,456 million related to Affiliated Managers. The Assets Under Management presented for the Credit Hedge Funds includes $3,018 million related to co-managed funds and $150 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[4]	The Average Management Fee Rate presented for the Liquid Hedge Funds excludes Affiliated Managers. The Average Management Fee Rate presented for the Credit Hedge Funds excludes the co-managed funds and third-party originated Value Recovery Funds. See footnote (3) above.
[5]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid Hedge Funds excludes Affiliated Managers and sidepocket investments and for Credit Hedge Funds, excludes co-managed funds and sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for Fund V and Real Estate Opportunities Fund II, of which a portion of the fund’s capital was above the incentive income threshold as of September 30, 2015), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[6]	The Undistributed Incentive Income presented for the Liquid Hedge Funds excludes Affiliated Managers and for Credit Hedge Funds, excludes co-managed funds. Undistributed Incentive Income includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their September 30, 2015 closing price.
[7]	Net Investment Income includes Unallocated Investment Income of $1 million and Unallocated Expenses of $1 million.

Pre-tax DE was $69 million in the third quarter of 2015, up from $55 million in the third quarter of 2014, primarily due to lower profit-sharing expenses and higher net investment income, partially offset by lower incentive income.

Management fees were $151 million in the third quarter of 2015, up slightly from $149 million in the third quarter of 2014. Management fees for the third quarter of 2014 included approximately $15 million attributable to the former Fortress Asia Macro Funds (“FAMF”), which transitioned to an autonomous business in which we have a minority interest named Graticule Asset Management Asia L.P. (“Graticule”) in the first quarter of 2015. Adjusting for this transition, Fortress’s management fees increased by approximately $17 million year-over-year in the third quarter of 2015. The increase was primarily due to higher management fees from the Permanent Capital Vehicles, Credit Hedge Funds and Credit PE Funds, partially offset by lower management fees from the Private Equity Funds and Liquid Hedge Funds.

Incentive income in the third quarter of 2015 totaled $70 million, down from $88 million in the third quarter of 2014, primarily due to lower incentive income from the Credit Hedge Funds and Permanent Capital Vehicles, partially offset by higher incentive income from the Credit PE Funds.

Earnings from Affiliated Managers totaled $2 million in the third quarter of 2015, up from a loss of $1 million in the second quarter of 2015, related to our interests in Graticule.

Additionally, Fortress had $938 million in gross undistributed, unrecognized incentive income based on investment valuations as of September 30, 2015. This includes $913 million from our funds, $20 million from options in our permanent capital vehicles and $5 million in common shares Fortress received in connection with the IPO of Fortress Transportation and Infrastructure Investors LLC (NYSE: FTAI).

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of September 30, 2015, AUM totaled $74.3 billion, up from $72.0 billion as of June 30, 2015. During the quarter, Fortress recorded a $3.6 billion positive change in AUM of Affiliated Managers and co-managed funds, had a $0.6 billion increase in invested capital, raised $0.2 billion of capital that was directly added to AUM, and recorded $0.1 billion of net client inflows for Logan Circle. These increases to AUM were partially offset by (i) $0.9 billion of capital distributions to investors, (ii) $0.6 billion of market-driven valuation losses, (iii) $0.5 billion of Liquid Hedge Fund redemptions, and (iv) $0.2 billion of Credit Hedge Fund redemptions and payments to Credit Hedge Fund investors from redeeming capital accounts.

As of September 30, 2015, the Credit Funds and Private Equity Funds had $8.1 billion and $0.7 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $3.0 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 82% of alternative AUM was in funds with long-term investment structures as of September 30, 2015, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of third quarter 2015 segment results and business highlights.

Credit:

•	DBSO LP net returns of 4.9% for the nine months ended September 30, 2015

•	FCO, FCO II, FCO III, FJOF and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 24.7%, 16.8%, 10.8%, 32.3% and 23.5%, respectively, through September 30, 2015

•	Agreed to become co-manager of the Mount Kellett Funds, adding $3.0 billion of AUM

•	Post quarter end, the Credit PE Funds expect to close their third Japan Real Estate fund, FJOF III, at its cap of approximately $1.1 billion

(See supplemental data on pages 20-21 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $51 million in the third quarter of 2015, up from $36 million in the third quarter of 2014. The 42% year-over-year increase in DE was primarily driven by higher management fees and investment income, partially offset by higher expenses. Credit incentive income totaled $71 million in the quarter, up $1 million from the third quarter of 2014, as higher incentive income from the Credit PE Funds were largely offset by lower incentive income from the Credit Hedge Funds.

The Credit PE Funds generated pre-tax DE of $38 million in the quarter, up significantly from $18 million in the third quarter of 2014, as increased realization activity resulted in $70 million of incentive income in the quarter. For the nine months ended September 30, 2015, the Credit PE Funds generated $154 million of incentive income, greater than the amount generated in any comparable period since the Credit PE Funds were launched in 2008.

Gross unrecognized Credit PE incentive income totaled $818 million at quarter end, representing the amount of gross incentive income that would be recorded in DE if the related Credit funds were liquidated on September 30, 2015 at their net asset values.

The Credit Hedge Funds generated pre-tax DE of $13 million in the quarter, compared to $18 million in the third quarter of 2014, primarily due to lower incentive income earned in the quarter. Fortress’s flagship credit hedge fund, DBSO LP, had net returns of 0.3% in the third quarter, bringing net returns for the nine months ended September 30, 2015 to 4.9%.

During the quarter, Fortress agreed to become co-manager of the Mount Kellett Funds, which have been included as part of the Credit Hedge Fund segment. As of September 30, 2015, the Mount Kellett Funds had $3.0 billion of AUM.

Post quarter end, the Credit PE Funds expect to close their third Japan Real Estate fund, FJOF III, at its cap of approximately $1.1 billion. At quarter end, approximately 14% of the fund’s capital has already been committed or invested in real estate related investments in Japan.

Private Equity and Permanent Capital Vehicles:

•	AUM increased 13% year-over-year to $16.1 billion, including $9.2 billion in the Private Equity Funds and $6.9 billion in the Permanent Capital Vehicles

•	Raised $2.4 billion of permanent equity capital year-to-date through September 30, 2015

•	Permanent Capital Vehicles generated $74 million of pre-tax DE in the first nine months of 2015, more pre-tax DE than in any full year since Fortress has been public

(See supplemental data on pages 18-19 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $24 million in the third quarter of 2015, including $16 million for the Private Equity Funds and $8 million for the Permanent Capital Vehicles. Pre-tax DE declined from $25 million in the third quarter of 2014, primarily due to a $17 million decrease in Permanent Capital Vehicle incentive income year-over-year, partially offset by a $10 million year-over-year increase in Permanent Capital Vehicle management fees.

Private Equity Fund valuations declined 3.9% in the third quarter, primarily due to depreciation of Nationstar Mortgage Holdings Inc. (NYSE: NSM) and Springleaf Holdings, Inc. (NYSE: LEAF). As of October 28, 2015, public company valuations had increased 7.3% in the fourth quarter, primarily due to a 10.9% increase in Springleaf’s stock price.

Liquid Hedge Funds:

•	Post quarter end, announced closing of the Fortress Macro Funds; anticipated return of most capital to investors by the end of 2015

(See supplemental data on page 22 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $4 million in the third quarter of 2015, flat compared to the third quarter of 2014. The pre-tax DE loss in the quarter was primarily due to an $11 million impairment of certain software and technology-related assets.

Earnings from Affiliated Managers totaled $2 million in the third quarter of 2015, compared to a loss of $1 million in the second quarter of 2015.

Third quarter 2015 net returns for the Fortress Macro Funds, Fortress Convex Asia Funds, Fortress Centaurus Global Funds and Fortress Partners Funds were (7.6)%, 3.3%, (3.1)% and (4.8)%, respectively. Net returns year-to-date through October 23, 2015 for the Fortress Convex Asia Funds and Fortress Centaurus Global Funds were (1.0)% and (2.3)%, respectively.*

Post quarter end, Fortress announced it will close the Fortress Macro Funds and expects to return most capital to investors by the end of 2015. The Fortress Macro Funds accounted for 2% of Fortress’s total AUM at quarter end and had generated a pre-tax DE loss of $8 million year-to-date through September 30, 2015. Michael Novogratz, a Fortress principal, officer and director and Macro Fund CIO, is expected to retire at the end of 2015.

Excluding $1.8 billion of AUM related to the Fortress Macro Funds, the Liquid Hedge Funds had $5.6 billion of AUM at quarter end, including $4.5 billion related to Affiliated Managers.

*	The net returns for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns for the Fortress Partners Funds represent the performance of Fortress Partners Fund LP. Please see supplemental data on page 22 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	15 out of 16 Logan Circle fixed income investment strategies have outperformed their respective benchmarks since inception, and 8 of 16 strategies have outperformed respective benchmarks for the nine months ended September 30, 2015

•	AUM totaled $33.4 billion at September 30, 2015, an increase of 8% compared to September 30, 2014

•	Net client inflows totaled $1.7 billion for the nine months ended September 30, 2015

(See supplemental data on page 23 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded breakeven pre-tax DE in the quarter, as $0.3 million of fund management DE was offset by $0.3 million of net investment losses. Pre-tax DE increased from a pre-tax DE loss of $2 million in the third quarter of 2014, primarily due to higher revenues and lower operating expenses.

Logan Circle ended the quarter with $33.4 billion in AUM, a slight decline compared to the prior quarter and an 8% increase compared to the third quarter of 2014. AUM declined slightly quarter-over-quarter as $0.1 billion of net inflows were offset by $0.2 billion of market-driven valuation losses.

Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and seven were ranked in the top quartile of performance for their competitor universe. For the year-to-date period through September 30, 2015, 8 out of Logan Circle’s 16 fixed income strategies outperformed their respective benchmarks.

LIQUIDITY & CAPITAL

As of September 30, 2015, Fortress had cash and cash equivalents of $337 million and debt obligations of $75 million.

As of September 30, 2015, Fortress had $1.2 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles. As of September 30, 2015, Fortress had a total of $153 million of outstanding commitments to its funds. In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $506 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

In October 2015, Fortress announced that it has agreed to purchase 56.8 million Class A equivalent shares at $4.50 per share, or an aggregate amount of $255.7 million. In connection with this purchase, it is anticipated that Fortress will pay $100.0 million of cash in November 2015 and issue an $155.7 million promissory note. In addition, Fortress expects to enter into a consent and waiver with lenders under its credit agreement for their consent to this transaction.

DIVIDEND

Fortress’s Board of Directors declared a third quarter 2015 cash dividend of $0.08 per dividend paying share. The dividend is payable on November 13, 2015 to Class A shareholders of record as of the close of business on November 10, 2015.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, October 29th at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “57023583.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $74.3 billion in assets under management as of September 30, 2015. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,800 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments, the closing of the Fortress Macro Funds and repurchase of shares/units from a retiring principal (the “transaction”). These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements. Such differences or other changes to forward looking statements including with respect to the transaction could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained.

Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in October 2015 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0520
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources (4)	$0.0280
Return of Capital	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Management fees: affiliates	$134,414	$138,135	$413,057	$403,890
Management fees: non-affiliates	15,400	16,774	45,657	52,112
Incentive income: affiliates	48,773	30,941	155,154	125,634
Incentive income: non-affiliates	439	343	735	1,030
Expense reimbursements: affiliates	59,988	50,600	168,544	153,448
Expense reimbursements: non-affiliates	2,757	4,869	9,573	9,931
Other revenues	2,248	1,518	6,476	4,589

Total Revenues	264,019	243,180	799,196	750,634

Expenses
Compensation and benefits	169,027	187,249	547,023	543,882
General, administrative and other	37,887	41,313	126,053	121,322
Depreciation and amortization	16,102	4,997	34,201	14,335
Interest expense	918	916	2,796	2,554
Transfer of interest in Graticule	—	—	101,000	—

Total Expenses	223,934	234,475	811,073	682,093

Other Income (Loss)
Gains (losses)	(39,888)	(23,917)	(15,114)	(30,108)
Tax receivable agreement liability adjustment	(390)	(4,036)	(7,890)	(4,036)
Earnings (losses) from equity method investees	(22,195)	38,928	(16,808)	81,750
Gain on transfer of Graticule	—	—	134,400	—

Total Other Income (Loss)	(62,473)	10,975	94,588	47,606

Income (Loss) Before Income Taxes	(22,388)	19,680	82,711	116,147
Income tax benefit (expense)	(3,584)	(3,024)	(16,784)	(16,934)

Net Income (Loss)	$(25,972)	$16,656	$65,927	$99,213

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	(11,727)	12,623	42,149	60,800
Redeemable Non-Controlling Interests in Income (Loss)	—	(2,042)	(6)	(1,885)
Net Income (Loss) Attributable to Class A Shareholders	(14,245)	6,075	23,784	40,298

	$(25,972)	$16,656	$65,927	$99,213

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.07)	$0.03	$0.10	$0.19

Net income (loss) per Class A share, diluted	$(0.07)	$0.02	$0.09	$0.17

Weighted average number of Class A shares outstanding, basic	216,439,077	208,014,692	216,138,405	210,874,640

Weighted average number of Class A shares outstanding, diluted	216,439,077	220,792,711	222,213,743	457,019,507

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2015 (Unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$337,109	$391,089
Due from affiliates	195,619	326,575
Investments	1,125,443	1,121,545
Investments in options	33,849	71,844
Deferred tax asset, net	426,274	417,623
Other assets	158,420	173,708

Total Assets	$2,276,714	$2,502,384

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$242,492	$374,709
Due to affiliates	383,685	375,424
Deferred incentive income	348,267	304,526
Debt obligations payable	75,000	75,000
Other liabilities	124,303	88,053

Total Liabilities	$1,173,747	$1,217,712

Commitments and Contingencies

Redeemable Non-controlling Interests		1,717

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 215,714,060 and 208,535,157 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Paid-in capital	1,909,349	1,996,137
Retained earnings (accumulated deficit)	(1,326,338)	(1,350,122)
Accumulated other comprehensive income (loss)	(1,900)	(2,416)

Total Fortress shareholders’ equity	581,111	643,599
Principals’ and others’ interests in equity of consolidated subsidiaries	521,856	639,356

Total Equity	1,102,967	1,282,955

	$2,276,714	$2,502,384

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - July 1, 2015	$71,967	$9,587	$6,948	$7,377	$6,244	$8,247	$33,564
Capital raised	201	—	—	48	—	153	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	641	11	—	—	25	605	—
Redemptions	(669)	—	—	(457)	(212)	—	—
RCA distributions[8]	(22)	—	—	—	(22)	—	—
Return of capital distributions	(862)	(134)	(11)	(100)	—	(617)	—
Adjustment for capital reset	—	—	—	—	—	—	—
Crystallized Incentive Income	(2)	—	—	—	(2)	—	—
Change in AUM of Affiliated Managers and co-managed funds	3,579	—	—	561	3,018	—	—
Net Client Flows	101	—	—	—	—	—	101
Income (loss) and foreign exchange	(604)	(269)	(41)	(62)	19	(32)	(219)

AUM - Ending Balance	$74,330	$9,195	$6,896	$7,367	$9,070	$8,356	$33,446

Third-Party Capital Raised	$204	$—	$—	$48	$—	$156	$—

Segment Revenues
Management fees	$151	$29	$27	$16	$37	$29	$13
Incentive income	70	—	(1)	—	1	70	—

Total	221	29	26	16	38	99	13

Segment Expenses
Operating expenses	(112)	(13)	(16)	(20)	(21)	(29)	(13)
Profit sharing compensation expenses	(37)	—	1	(1)	(1)	(36)	—

Total	(149)	(13)	(15)	(21)	(22)	(65)	(13)

Earnings From Affiliated Managers	2	—	—	2	—	—	—

Fund Management DE (before Principal Performance Payments)	74	16	11	(3)	16	34	—

Principal Performance Payments	(7)	—	(3)	—	(3)	(1)	—

Fund Management DE	67	16	8	(3)	13	33	—

Investment Income	4	—	—	(1)	—	5	—
Unallocated Investment Income	(1)	—	—	—	—	—	—
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$69	$16	$8	$(4)	$13	$38	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.15

	Three Months Ended September 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - July 1, 2014	$63,813	$9,810	$4,021	$7,867	$6,084	$6,898	$29,133
Capital raised	433	—	—	247	155	31	—
Equity raised (Permanent Capital Vehicles)	312	—	312	—	—	—	—
Increase in invested capital	938	67	133	—	—	738	—
Redemptions	(563)	—	—	(562)	(1)	—	—
RCA distributions[8]	(180)	—	—	—	(180)	—	—
Return of capital distributions	(1,170)	(644)	(13)	(83)	(19)	(411)	—
Adjustment for capital reset	(86)	—	—	—	—	(86)	—
Crystallized Incentive Income	(10)	—	—	(1)	(9)	—	—
Net Client Flows	2,178	—	—	—	—	—	2,178
Income (loss) and foreign exchange	381	554	(42)	61	110	(87)	(215)

AUM - Ending Balance	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096

Third-Party Capital Raised	$1,216	$101	$673	$247	$165	$30	$—

Segment Revenues
Management fees	$149	$33	$17	$33	$29	$24	$13
Incentive income	88	—	16	2	29	41	—

Total	237	33	33	35	58	65	13

Segment Expenses
Operating expenses	(112)	(15)	(18)	(21)	(17)	(27)	(14)
Profit sharing compensation expenses	(54)	—	(9)	(9)	(14)	(22)	—

Total	(166)	(15)	(27)	(30)	(31)	(49)	(14)

Fund Management DE (before Principal Performance Payments)	71	18	6	5	27	16	(1)

Principal Performance Payments	(4)	—	—	—	(4)	—	—

Fund Management DE	67	18	6	5	23	16	(1)

Investment Income	(12)	—	1	(9)	(5)	2	(1)
Unallocated Investment Income	—
Unallocated Expenses	—

Pre-tax Distributable Earnings	$55	$18	$7	$(4)	$18	$18	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.12

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342
Capital raised	1,371	—	—	305	254	812	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	2,155	192	287	—	46	1,630	—
Redemptions	(1,829)	—	—	(1,565)	(264)	—	—
RCA distributions[9]	(288)	—	—	—	(288)	—	—
Return of capital distributions	(1,732)	(412)	(110)	(162)	(31)	(1,017)	—
Adjustment for reset date	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(118)	—	—	—	(118)	—	—
Change in AUM of Affiliated Managers and co-managed funds	3,967	—	—	949	3,018	—	—
Net Client Flows	1,746	—	—	—	—	—	1,746
Income (loss) and foreign exchange	(746)	49	(121)	(288)	280	(24)	(642)

AUM - Ending Balance	$74,330	$9,195	$6,896	$7,367	$9,070	$8,356	$33,446

Third-Party Capital Raised	$8,777	$—	$2,441	$305	$254	$5,777	$—

Segment Revenues
Management fees	$434	$87	$69	$56	$96	$86	$40
Incentive income	304	—	76	—	74	154	—

Total	738	87	145	56	170	240	40

Segment Expenses
Operating expenses	(348)	(42)	(50)	(68)	(58)	(89)	(41)
Profit sharing compensation expenses	(121)	—	(8)	(2)	(31)	(80)	—

Total	(469)	(42)	(58)	(70)	(89)	(169)	(41)

Earnings From Affiliated Managers	10	—	—	10	—	—	—

Fund Management DE (before Principal Performance Payments)	279	45	87	(4)	81	71	(1)

Principal Performance Payments	(28)	—	(14)	—	(11)	(3)	—

Fund Management DE	251	45	73	(4)	70	68	(1)

Investment Income	14	—	1	3	1	9	—
Unallocated Investment Income	(1)
Unallocated Expenses	(3)

Pre-tax Distributable Earnings	$261	$45	$74	$(1)	$71	$77	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.58

	Nine Months Ended September 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2014	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Capital raised	2,615	—	—	2,072	512	31	—
Equity raised (Permanent Capital Vehicles)	483	—	483	—	—	—	—
Increase in invested capital	1,526	127	348	—	15	1,036	—
Redemptions	(1,475)	—	—	(1,438)	(37)	—	—
RCA distributions[9]	(487)	—	—	—	(487)	—	—
Return of capital distributions	(4,457)	(2,798)	(97)	(120)	(47)	(1,395)	—
Adjustment for capital reset	(86)	—	—	—	—	(86)	—
Crystallized Incentive Income	(299)	—	—	(130)	(169)	—	—
Net Client Flows	4,385	—	—	—	—	—	4,385
Income (loss) and foreign exchange	2,091	597	(45)	(253)	497	(30)	1,325

AUM - Ending Balance	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096

Third-Party Capital Raised	$4,587	$206	$1,078	$2,072	$947	$284	$—

Segment Revenues
Management fees	$448	$104	$50	$103	$84	$72	$35
Incentive income	270	3	41	3	103	120	—

Total	718	107	91	106	187	192	35

Segment Expenses
Operating expenses	(325)	(38)	(49)	(68)	(51)	(79)	(40)
Profit sharing compensation expenses	(146)	—	(15)	(18)	(49)	(64)	—

Total	(471)	(38)	(64)	(86)	(100)	(143)	(40)

Fund Management DE (before Principal Performance Payments)	247	69	27	20	87	49	(5)

Principal Performance Payments	(17)	—	(3)	(1)	(12)	(1)	—

Fund Management DE	230	69	24	19	75	48	(5)

Investment Income	94	95	2	(7)	(2)	6	—
Unallocated Investment Income	1
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$323	$164	$26	$12	$73	$54	$(5)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.72

[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Fortress	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	Nine Months Ended September 30, 2015
Assets Under Management
Private Equity Funds	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587	$9,195	$9,195
Permanent Capital Vehicles	3,731	4,021	4,411	4,567	4,567	4,622	6,948	6,896	6,896
Liquid Hedge Funds[10]	7,738	7,867	7,529	8,128	8,128	7,838	7,377	7,367	7,367
Credit Hedge Funds[11]	5,968	6,084	6,140	6,173	6,173	6,271	6,244	9,070	9,070
Credit Private Equity Funds	6,979	6,898	7,083	6,955	6,955	7,563	8,247	8,356	8,356
Logan Circle	26,592	29,133	31,096	32,342	32,342	33,416	33,564	33,446	33,446

AUM - Ending Balance	$62,520	$63,813	$66,046	$67,531	$67,531	$69,889	$71,967	$74,330	$74,330

Third-Party Capital Raised	$1,609	$1,762	$1,216	$1,692	$6,279	$5,360	$3,213	$204	$8,777

Segment Revenues
Management fees	$147	$152	$149	$153	$601	$139	$144	$151	$434
Incentive income	104	78	88	191	461	51	183	70	304

Total	251	230	237	344	1,062	190	327	221	738

Segment Expenses
Operating expenses	(104)	(109)	(112)	(126)	(451)	(115)	(121)	(112)	(348)
Profit sharing compensation expenses	(53)	(39)	(54)	(96)	(242)	(30)	(54)	(37)	(121)

Total	(157)	(148)	(166)	(222)	(693)	(145)	(175)	(149)	(469)

Earnings From Affiliated Managers	—	—	—	—	—	9	(1)	2	10

Fund Management DE (before Principal Performance Payments)	94	82	71	122	369	54	151	74	279

Principal Performance Payments	(7)	(6)	(4)	(12)	(29)	(3)	(18)	(7)	(28)

Fund Management DE	$87	$76	$67	$110	$340	$51	$133	$67	$251

Net Investment Income	10	96	(12)	13	106	4	4	2	10

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137	$69	$261

[10]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,456 million related to Affiliated Managers as of September 30, 2015.
[11]	The Assets Under Management presented for the Credit Hedge Funds includes $3,018 million related to co-managed funds as of September 30, 2015.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Private Equity Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015
Assets Under Management
Main Funds[12]	$7,787	$7,053	$7,347	$6,934	$6,934	$7,726	$7,128	$6,874	$6,874
Coinvestment Funds[13]	3,393	2,401	2,088	2,006	2,006	1,994	1,902	1,785	1,785
MSR Opportunities Funds[14]	332	344	341	326	326	336	417	388	388
Italian NPL Opportunities Fund	—	12	11	25	25	19	20	20	20
Fortress Equity Partners	—	—	—	75	75	104	120	128	128

AUM - Ending Balance	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587	$9,195	$9,195

Third-Party Capital Raised	$79	$26	$101	$—	$206	$—	$—	$—	$—

Segment Revenues
Management fees	$35	$36	$33	$32	$136	$29	$29	$29	$87
Incentive income	2	1	—	—	3	—	—	—	—

Total	37	37	33	32	139	29	29	29	87

Segment Expenses
Operating expenses	(11)	(12)	(15)	(13)	(51)	(14)	(15)	(13)	(42)
Profit sharing compensation expenses	(1)	1	—	—	—	—	—	—	—

Total	(12)	(11)	(15)	(13)	(51)	(14)	(15)	(13)	(42)

Fund Management DE (before Principal Performance Payments)	25	26	18	19	88	15	14	16	45

Principal Performance Payments	—	—	—	—	—	—	—	—	—

Fund Management DE	$25	$26	$18	$19	$88	$15	$14	$16	$45

Net Investment Income	4	91	—	—	95	—	—	—	—

Pre-tax Distributable Earnings	$29	$117	$18	$19	$183	$15	$14	$16	$45

[12]	Combined AUM for Fund III, Fund IV and Fund V.
[13]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS. FRID and FRIC were closed in the fourth quarter of 2014.
[14]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Permanent Capital Vehicles	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015
Assets Under Management
Newcastle Investment Corp.	$1,321	$1,381	$1,579	$768	$768	$680	$680	$680	$680
New Residential Investment Corp.	1,196	1,367	1,366	1,367	1,367	1,367	2,725	2,689	2,689
Eurocastle Investment Limited	556	553	510	488	488	432	626	605	605
New Media Investment Group Inc.	391	390	505	487	487	637	637	637	637
New Senior Investment Group Inc.	—	—	—	812	812	813	1,089	1,089	1,089
Fortress Transportation and Infrastructure Investors LLC[15]	267	330	451	645	645	693	1,191	1,196	1,196

AUM - Ending Balance	$3,731	$4,021	$4,411	$4,567	$4,567	$4,622	$6,948	$6,896	$6,896

Third-Party Capital Raised	$—	$405	$673	$—	$1,078	$150	$2,291	$—	$2,441

Segment Revenues
Management fees	$16	$17	$17	$19	$69	$19	$23	$27	$69
Incentive income	4	21	16	25	66	3	74	(1)	76

Total	20	38	33	44	135	22	97	26	145

Segment Expenses
Operating expenses	(14)	(17)	(18)	(20)	(69)	(18)	(16)	(16)	(50)
Profit sharing compensation expenses	—	(6)	(9)	(6)	(21)	—	(9)	1	(8)

Total	(14)	(23)	(27)	(26)	(90)	(18)	(25)	(15)	(58)

Fund Management DE (before Principal Performance Payments)	6	15	6	18	45	4	72	11	87

Principal Performance Payments	(1)	(2)	—	(3)	(6)	—	(11)	(3)	(14)

Fund Management DE	$5	$13	$6	$15	$39	$4	$61	$8	$73

Net Investment Income	—	1	1	—	2	—	1	—	1

Pre-tax Distributable Earnings	$5	$14	$7	$15	$41	$4	$62	$8	$74

[15]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Credit Hedge Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015
Assets Under Management
Drawbridge Special Opportunities Funds[16]	$5,616	$5,745	$5,817	$5,929	$5,929	$6,023	$6,021	$5,808	$5,808
Value Recovery Funds[17]	338	324	309	200	200	189	156	150	150
Japan Income Fund	14	15	14	44	44	59	67	94	94
Co-Managed Funds[18]	—	—	—	—	—	—	—	3,018	3,018

AUM - Ending Balance	$5,968	$6,084	$6,140	$6,173	$6,173	$6,271	$6,244	$9,070	$9,070

Third-Party Capital Raised	$228	$554	$165	$48	$995	$175	$79	$—	$254

Segment Revenues
Management fees	$27	$28	$29	$30	$114	$30	$29	$37	$96
Incentive income	32	42	29	19	122	23	50	1	74

Total	59	70	58	49	236	53	79	38	170

Segment Expenses
Operating expenses	(17)	(17)	(17)	(19)	(70)	(18)	(19)	(21)	(58)
Profit sharing compensation expenses	(15)	(20)	(14)	(10)	(59)	(12)	(18)	(1)	(31)

Total	(32)	(37)	(31)	(29)	(129)	(30)	(37)	(22)	(89)

Fund Management DE (before Principal Performance Payments)	27	33	27	20	107	23	42	16	81

Principal Performance Payments	(5)	(3)	(4)	(8)	(20)	(2)	(6)	(3)	(11)

Fund Management DE	$22	$30	$23	$12	$87	$21	$36	$13	$70

Net Investment Income	1	2	(5)	1	(1)	1	—	—	1

Pre-tax Distributable Earnings	$23	$32	$18	$13	$86	$22	$36	$13	$71

Net Returns[19]
Drawbridge Special Opportunities Fund LP	3.2%	2.6%	1.9%	2.1%	10.0%	2.2%	2.3%	0.3%	4.9%
Drawbridge Special Opportunities Fund Ltd	2.2%	1.7%	1.7%	0.2%	6.0%	1.1%	0.4%	-0.8%	0.7%

[16]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[17]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[18]	Combined AUM for the Mount Kellett investment funds and related accounts. In July 2015, Fortress became co-manager of the Mount Kellett Funds.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Credit Private Equity Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015
Assets Under Management
Long Dated Value Funds[20]	$395	$375	$361	$361	$361	$352	$315	$315	$315
Real Assets Funds	78	70	64	66	66	52	40	41	41
Fortress Credit Opportunities Funds[21]	4,712	4,649	4,960	5,465	5,465	6,029	6,802	6,796	6,796
Japan Opportunity Funds[22]	1,794	1,804	1,698	1,063	1,063	1,130	1,090	1,204	1,204

AUM - Ending Balance	$6,979	$6,898	$7,083	$6,955	$6,955	$7,563	$8,247	$8,356	$8,356

Third-Party Capital Raised	$—	$254	$30	$899	$1,183	$4,949	$672	$156	$5,777

Segment Revenues
Management fees	$25	$23	$24	$25	$97	$27	$30	$29	$86
Incentive income	66	13	41	134	254	24	60	70	154

Total	91	36	65	159	351	51	90	99	240

Segment Expenses
Operating expenses	(26)	(26)	(27)	(29)	(108)	(30)	(30)	(29)	(89)
Profit sharing compensation expenses	(35)	(7)	(22)	(68)	(132)	(14)	(30)	(36)	(80)

Total	(61)	(33)	(49)	(97)	(240)	(44)	(60)	(65)	(169)

Fund Management DE (before Principal Performance Payments)	30	3	16	62	111	7	30	34	71

Principal Performance Payments	(1)	—	—	(1)	(2)	(1)	(1)	(1)	(3)

Fund Management DE	$29	$3	$16	$61	$109	$6	$29	$33	$68

Net Investment Income	4	—	2	7	13	1	3	5	9

Pre-tax Distributable Earnings	$33	$3	$18	$68	$122	$7	$32	$38	$77

[20]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[21]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Funds, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[22]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen) Japan Opportunity Fund III (Dollar) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Liquid Hedge Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015
Assets Under Management
Fortress Macro Funds[23]	$3,503	$3,391	$3,083	$3,249	$3,249	$2,779	$2,326	$1,791	$1,791
Drawbridge Global Macro Funds[24]	286	261	223	229	229	227	210	193	193
Fortress Convex Asia Funds[25]	130	136	189	197	197	226	220	208	208
Fortress Centaurus Global Funds[26]	—	—	—	33	33	64	191	222	222
Fortress Partners Funds[27]	952	965	935	913	913	541	534	497	497
Fortress Asia Macro Funds[28]	2,867	3,114	3,099	3,507	3,507	N/A	N/A	N/A	N/A
Affiliated Managers[28]	—	—	—	—	—	4,001	3,896	4,456	4,456

AUM - Ending Balance	$7,738	$7,867	$7,529	$8,128	$8,128	$7,838	$7,377	$7,367	$7,367

Third-Party Capital Raised	$1,302	$523	$247	$745	$2,817	$86	$171	$48	$305

Segment Revenues
Management fees	$33	$37	$33	$35	$138	$21	$19	$16	$56
Incentive income	—	1	2	13	16	1	(1)	—	—

Total	33	38	35	48	154	22	18	16	56

Segment Expenses
Operating expenses	(23)	(24)	(21)	(31)	(99)	(21)	(27)	(20)	(68)
Profit sharing compensation expenses	(2)	(7)	(9)	(12)	(30)	(4)	3	(1)	(2)

Total	(25)	(31)	(30)	(43)	(129)	(25)	(24)	(21)	(70)

Earnings From Affiliated Managers	—	—	—	—	—	9	(1)	2	10

Fund Management DE (before Principal Performance Payments)	8	7	5	5	25	6	(7)	(3)	(4)

Principal Performance Payments	—	(1)	—	—	(1)	—	—	—	—

Fund Management DE	$8	$6	$5	$5	$24	$6	$(7)	$(3)	$(4)

Net Investment Income	1	1	(9)	5	(2)	3	1	(1)	3

Pre-tax Distributable Earnings	$9	$7	$(4)	$10	$22	$9	$(6)	$(4)	$(1)

Net Returns[29]
Fortress Macro Fund Ltd	(5.5%)	(0.4%)	1.1%	3.4%	(1.6%)	(4.7%)	(6.3%)	(7.6%)	(17.5%)
Drawbridge Global Macro Fund Ltd	(5.5%)	(0.6%)	0.7%	3.3%	(2.2%)	(4.9%)	(6.5%)	(7.9%)	(18.1%)
Fortress Convex Asia Fund Ltd	(1.1%)	(2.6%)	(0.6%)	(0.6%)	(4.9%)	(0.7%)	(0.8%)	3.3%	1.9%
Fortress Centaurus Global Fund Ltd	n/a	n/a	n/a	n/a	n/a	3.9%	(4.1%)	(3.1%)	(3.5%)
Fortress Partners Fund LP30	1.1%	2.1%	(1.4%)	(1.8%)	(0.1%)	1.2%	(1.2%)	(4.8%)	(4.8%)
Fortress Partners Offshore Fund LP30	0.9%	2.2%	(1.4%)	(1.3%)	0.4%	0.3%	(2.5%)	(3.4%)	(5.5%)
Fortress Asia Macro Fund Ltd[28]	(3.6%)	(1.9%)	1.4%	3.1%	(1.2%)	n/a	n/a	n/a	n/a

[23]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts. In October 2015, Fortress announced it was closing the Fortress Macro Funds and returning capital to investors by the end of 2015.
[24]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[25]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[26]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[27]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[28]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts. In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management on Fortress’s affiliated manager platform.
[29]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[30]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended September 30, 2015
Logan Circle	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015

Assets Under Management
AUM - Ending Balance	$26,592	$29,133	$31,096	$32,342	$32,342	$33,416	$33,564	$33,446	$33,446

Net Client Flows	$477	$1,730	$2,178	$1,035	$5,420	$589	$1,056	$101	$1,746

Segment Revenues
Management fees	$11	$11	$13	$12	$47	$13	$14	$13	$40
Incentive income	—	—	—	—	—	—	—	—	—

Total	11	11	13	12	47	13	14	13	40

Segment Expenses
Operating expenses	(13)	(13)	(14)	(14)	(54)	(14)	(14)	(13)	(41)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—

Total	(13)	(13)	(14)	(14)	(54)	(14)	(14)	(13)	(41)

Fund Management DE	$(2)	$(2)	$(1)	$(2)	$(7)	$(1)	$—	$—	$(1)

Net Investment Income	—	1	(1)	2	2	—	—	—	—

Pre-tax Distributable Earnings	$(2)	$(1)	$(2)	$—	$(5)	$(1)	$—	$—	$(1)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2014	Three Months Ended			Nine Months Ended September 30, 2015
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014		March 31, 2015	June 30, 2015	September 30, 2015

GAAP Net Income (Loss)	$9	$73	$17	$141	$240	$87	$5	$(26)	$66

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(6)	(42)	(13)	(79)	(140)	(52)	(2)	12	(42)
Redeemable non-controlling interests in Income (Loss)	—	—	2	(1)	1	—	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$3	$31	$6	$61	$101	$35	$3	$(14)	$24

Private Equity incentive income	37	(8)	36	29	94	3	19	21	43
Hedge Fund, PCV and Logan Circle incentive income	30	26	21	(77)	—	23	80	1	104
Reserve for clawback	2	—	—	—	2	—	—	—	—
Distributions of earnings from equity method investees	9	47	6	10	72	4	9	5	18
Losses (earnings) from equity method investees	(17)	(20)	(38)	7	(68)	(27)	33	23	29
Losses (gains) on options	5	1	23	1	30	(32)	9	27	4
Losses (gains) on other Investments	5	42	(16)	(17)	14	(1)	(5)	14	8
Impairment of investments	—	—	(3)	—	(3)	(3)	—	(1)	(4)
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	—	(25)
Gain on transfer of Graticule	—	—	—	—	—	(134)	—	—	(134)
Employee, Principal and director compensation	12	6	6	12	36	20	6	2	28
Adjust non-controlling interests related to Fortress Operating Group units	5	40	11	78	134	52	1	(12)	41
Tax receivable agreement liability reduction	—	—	4	29	33	—	8		8
Adjust income taxes	6	8	3	(10)	7	18	(5)	3	16
Adjust transfer of interest in Graticule	—	—	—	—	—	101	—	—	101

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137	$69	$261

Investment Loss (income)	(10)	(97)	11	(14)	(109)	(5)	(4)	(3)	(12)
Interest Expense	—	1	1	1	3	1	—	1	2

Fund Management DE	$87	$76	$67	$110	$340	$51	$133	$67	$251

GAAP Revenues	$237	$270	$243	$455	$1,205	$227	$308	$264	$799

Adjust management fees	—	—	—	(1)	(1)	(1)	1	—	—
Adjust incentive income	69	17	57	(47)	96	27	100	22	149
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	—	(25)
Other revenues	(55)	(56)	(57)	(65)	(233)	(59)	(61)	(65)	(185)

Segment Revenues	$251	$230	$238	$343	$1,062	$190	$327	$221	$738

GAAP Expenses	$231	$216	$235	$310	$992	$329	$258	$224	$811

Adjust interest expense	—	(1)	(1)	(1)	(3)	(1)	—	(1)	(2)
Adjust employee, Principal and director compensation	(12)	(6)	(3)	(3)	(24)	(18)	(2)	(1)	(21)
Adjust expense reimbursements from affiliates and non-affiliates	(54)	(52)	(55)	(70)	(231)	(59)	(61)	(64)	(184)
Adjust Principal Performance Payments	(9)	(9)	(9)	(15)	(42)	(5)	(20)	(9)	(34)
Adjust transfer of interest in Graticule	—	—	—	—	—	(101)	—		(101)
Other	—	—	(1)	1	—	—	—		—

Segment Expenses	$157	$148	$166	$221	$692	$145	$175	$149	$469

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,439,077	208,014,692	216,138,405	210,874,640

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(737,423)	(88,508)	(3,871,624)	(1,789,026)
Weighted average restricted Class A shares	(716,942)	(1,045,134)	(778,913)	(1,006,503)

Weighted Average Class A Shares Outstanding	214,984,712	206,881,050	211,487,868	208,079,111

Weighted average restricted Class A shares[31]	716,942	1,045,134	778,913	1,006,503
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	737,423	88,508	3,871,624	1,789,026
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	10,825,209	7,513,984	10,119,674	7,016,497
Weighted average Fortress Operating Group units	226,331,513	226,331,513	226,331,513	232,790,917

Weighted Average Class A Shares Outstanding (Used for DEPS)	453,595,799	441,860,189	452,589,592	450,682,054

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	12,477,524	13,592,852	12,535,142	13,167,782

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	466,073,323	455,453,041	465,124,734	463,849,836

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[31]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of September 30, 2015		As of December 31, 2014
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$337,109	$337,109	$391,089	$391,089
Investments	1,125,443	1,125,443	1,121,545	1,121,545
Investments in options[32]	33,849	—	71,844	—
Due from Affiliates	195,619	—	326,575	—
Deferred Tax Asset, net	426,274	—	417,623	—
Other Assets	158,420	—	173,708	—

Total Assets	2,276,714	1,462,552	2,502,384	1,512,634

Debt Obligations Payable	75,000	75,000	$75,000	75,000
Accrued Compensation and Benefits	242,492	—	374,709	—
Due to Affiliates	383,685	—	375,424	—
Deferred Incentive Income	348,267	—	304,526	—
Other Liabilities	124,303	—	88,053	—

Total Liabilities	1,173,747	75,000	1,217,712	75,000

Less: Redeemable Non-controlling Interests	—	—	1,717	—

Net	$1,102,967	$1,387,552	$1,282,955	$1,437,634

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	214,985	214,985	207,490	207,490
Restricted Class A Shares	729	729	1,045	1,045
Fortress Operating Group Units	226,332	226,332	226,332	226,332
Fully Vested Class A Shares - Dividend Paying	—	1,123	—	194
Unvested Class A Shares - Dividend Paying	—	10,135	—	7,002

Shares Outstanding	442,046	453,304	434,867	442,063

Per Share	$2.50	$3.06	$2.95	$3.25

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[32]	The intrinsic value of options in equity method investees totaled $20 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their September 30, 2015 closing price and differs from the fair value derived from option pricing models included in the table above.